EXHIBIT 99.1

For Immediate Release

News Release

For Details, Contact: Karen Peck Director, Marketing Communications 425-637-1643 karen.peck@click2learn.com John Atherly Investor Relations (425) 637-1557 john.atherly@click2learn.com

CLICK2LEARN ANNOUNCES FIRST QUARTER 2003 RESULTS

Revenue and earnings exceed expectations; Positive cash flow increases
Platform revenue up 21%; Backlog grows to $12 million

Bellevue, WA – Thursday, April 24, 2003 – Click2learn (NASDAQ: CLKS) today announced its results for the quarter ended March 31, 2003.

For the first quarter of 2003, Click2learn reported revenues of $8.0 million, up 9% from $7.3 million in the first quarter of 2002.  Revenue growth was primarily the result of the continued positive market reaction to the company’s award-winning Aspen Enterprise Productivity Suite™, which fueled a revenue increase of 21% in platform revenue over the first quarter of 2002.

“We finished the second half of 2002 strongly and continued that momentum through the first quarter of 2003 with combined new business bookings over the last three quarters of approximately $30 million,” said Kevin Oakes, Click2learn chairman and CEO.  “During the first quarter we booked 18 Aspen platform solutions at an average deal size in excess of $400,000 and ended the quarter with a backlog of more than $12 million.  Most importantly, we continued to have positive cash flow from operations, generating approximately $500,000 of positive cash flow in the quarter, while at the same time increasing our deferred revenues and reducing our days sales outstanding.  In a difficult business environment I am extremely pleased that we continue to improve our execution around these and other important metrics.”

Net loss for the first quarter was $855,000 or ($0.03) per share as compared to a net loss of $5.7 million or ($0.23) per share for the same period 2002.  The results were better than the company’s guidance of ($0.04) to ($0.05) per share.

The first quarter of 2003 marked the release of the latest version of the Aspen Suite, version 2.1.  Aspen has already been recognized as the industry’s most comprehensive platform offering, uniquely integrating a Learning Management System (LMS), a Learning Content Management System (LCMS) and a Virtual Classroom (VC) in a single, robust architecture.  The latest version added many new features and functions, as well as adding several foreign languages to the product.  With the release of Aspen 2.1 individual users can now seamlessly choose from eight different languages through the user interface.

“We continue to expand Aspen within our current customer base, which now numbers nearly 400 platform customers,” Oakes added.  “This customer base represents a significant upside opportunity, and a clear advantage for us in the market, as we move from departmental to enterprise-wide engagements and introduce additional components and language versions for the Aspen suite.”

In the first quarter of 2003, many new and current customers purchased Aspen including Allfirst Bank, BAE Systems, Blue Cross Blue Shield, Burlington Northern Santa Fe, Fidelity Investments, Microsoft, New Horizons, Rollins Orkin, Schwan’s, Symantec, University of Michigan and Vodafone, among others.

Accenture

Yesterday Click2learn announced that Accenture has licensed its Aspen Learning Management System (LMS) – a major component of the Aspen Enterprise Productivity Suite™ – for use as part of Accenture’s web-based outsourced learning offerings.  The Aspen LMS will provide the scheduling, tracking, resource management and other administrative elements that will form a component of Accenture’s outsourced cross-industry learning solutions for Global 2000 and government clients.

“When it comes to improving performance through learning, Accenture is considered one of the top organizations in the world.  We believe that their use of our technology validates our leadership position,” said Kevin Oakes.  “One of the most powerful ways we’re able to help customers solve business problems is by building relationships with industry leaders such as Accenture.  We are delighted that Accenture has chosen to base part of its outsourced learning offerings on Aspen.”

Financial Guidance

Click2learn’s guidance for the second quarter of 2003 is a range of $7.7 - $8.2 million for revenue, and a loss of between $0.04 - $0.05 per share, while maintaining positive cash flow from operations. “We believe there continues to be a large market for products such as Aspen that show a real and immediate return-on-investment,” said John Atherly, CFO.  “We’re also encouraged by the opportunities being generated by our expanded relationship with Accenture and with our growing backlog.  Despite these positive trends, we recognize that the macro economic and geopolitical environments remain unpredictable; therefore, we feel our guidance ranges are realistic at this time.”

Investor Conference Call

The live audio of the conference call will be accessible to the public via Webcast at www.click2learn.com/investor, or via phone at (888) 368-4278 or at (706) 679-3154.  A replay of the conference call will be available via archived Webcast at the same URL and via phone through May 31, 2003 at (800) 642-1687or (706) 645-9291, ID number 9590990.

About Click2learn, Inc.

Click2learn (NASDAQ: CLKS) is the recognized leader in enterprise productivity solutions for Global 2000 organizations and government agencies seeking to improve business performance and workforce productivity. Using Click2learn’s Aspen Enterprise Productivity Suite™, many of the world’s best-known corporations improve sales force readiness, achieve and demonstrate regulatory compliance, improve speed and quality of customer service, and educate customers and partners, while at the same time realizing significant cost savings.  Click2learn’s clients

include such industry leaders as  Accenture, American Airlines, Anheuser Busch, AT&T, Blue Cross/Blue Shield, Cendant, Fujitsu, Microsoft, New Horizons, Pfizer, the National Guard, The Thomson Corporation, Symantec and Vodafone.  Based in Bellevue, Wash., with offices throughout the U.S., Click2learn [www.click2learn.com, 800.448.6543] also is represented in Europe, Australia, Japan and India.

This announcement contains forward-looking statements that involve risks and uncertainties, including information contained in this document where statements are preceded by, followed by or include the words “believes,” “plans,” “intends,” “expects,” “anticipates” or similar expressions. For such statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include economic conditions generally and overall spending levels for technology and enterprise software, market acceptance of and continued demand for the Aspen platform and competing offerings, the ability to successfully implement Aspen for our customers and increase revenues from existing customers, the ability to successfully address technological developments and standards and the risk factors set forth in filings the Company has made with the SEC.  Click2learn, Aspen and ToolBook are trademarks of Click2learn.  All other company and product names are the trademarks of their respective owners.

CONTACT: Click2learn Inc.
Karen Peck, 425/637-1643
karen.peck@click2learn.com

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CLICK2LEARN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2003	December 31, 2002
Assets

Current assets:
Cash and cash equivalents	$4,058	$3,586
Accounts receivable, net of allowance for returns and doubtful accounts of $726 in 2003 and $927 in 2002	9,176	10,785
Other	1,737	1,776
Total current assets	14,971	16,147
Property and equipment, net	1,109	1,214
Goodwill and other intangible assets, net	2,877	2,877
Intangible assets	4,568	4,636
Other	632	599
Total assets	$24,157	$25,473

Liabilities and Stockholders’ Equity

Current liabilities	$12,159	$13,247
Total current liabilities	12,159	13,247
Noncurrent liabilities	366	—
Total liabilities	12,525	13,247

Stockholders’ equity	11,632	12,226
Total liabilities and stockholders’ equity	$24,157	$25,473

CLICK2LEARN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2003	2002

Revenue:
Tools	$774	$1,258
Content services	674	633
Platforms	6,552	5,419
Total revenue	8,000	7,310

Cost of revenue:
Tools	125	395
Content services	572	655
Platforms	1,574	1,574
Total cost of revenue	2,271	2,624

Gross margin	5,729	4,686

Operating expenses:
Research and development	1,484	2,282
Sales and marketing	3,678	4,432
General and administrative	1,340	1,602
Total operating expenses	6,502	8,316
Operating loss from continuing operations	(773)	(3,630)
Other income (expense)	(47)	16
Loss from affiliate	(25)	(75)
Loss from continuing operations before income tax	(845)	(3,689)
Income tax	(10)	—
Loss from continuing operations	(855)	3,689)
Loss from discontinued operations	—	(1,995)
Net loss	(855)	(5,684)

Amounts per share, basic and diluted:
Loss from continuing operations	(0.03)	(0.15)
Loss from discontinued operations	—	(0.08)
Net loss	(0.03)	(0.23)
Weighted average common shares outstanding, basic and diluted	24,819	24,199